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 EXHIBIT 11.
                    AMC ENTERTAINMENT INC.  AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
  Year (53) Weeks Ended April 3, 1997 and Years (52 Weeks) Ended March 28, 1996
                               and March 30, 1995
                    (in thousands, except per share amounts)

                                                                      1997         1996        1995
 PRIMARY EARNINGS PER SHARE:
 Net earnings before extraordinary item                           $  18,995      $ 27,371   $ 33,978
 Extraordinary item                                                       -      (19,350)          -
                                                                  ---------      --------   --------

 Net earnings                                                        18,995         8,021     33,978
 Preferred dividends                                                (5,907)       (7,000)    (7,000)

                                                                  ---------      --------   --------
 Net earnings for common shares                                   $  13,088        $1,021   $ 26,978
                                                                  =========      ========   ========

 Average shares for primary earnings per share:
   Weighted average number of shares outstanding                     17,489        16,513     16,456
   Stock options and other dilutive items                               237           282        137
                                                                  ---------      --------   --------

   Total shares outstanding                                          17,726        16,795     16,593
                                                                  =========      ========   ========


 Primary earnings per share before extraordinary item                   $.74      $  1.21     $ 1.63
                                                                  =========      ========   ========


 Primary earnings per share                                             $.74         $.06     $ 1.63
                                                                  =========      ========   ========

 FULLY DILUTED EARNINGS PER SHARE:

 Net earnings before extraordinary item                           $  18,995      $ 27,371   $ 33,978
 Extraordinary item                                                       -      (19,350)          -

                                                                  ---------      --------   --------
 Net earnings                                                        18,995         8,021     33,978
 Preferred dividends                                                (5,907)       (7,000)        n/a
                                                                  ---------      --------   --------

 Net earnings for common shares                                   $  13,088        $1,021  $  33,978
                                                                  =========      ========   ========

 Average shares for fully diluted earnings per share:
   Weighted average number of shares outstanding                     17,489        16,513     16,456
   Stock options and other dilutive items                               451           518        157
   Shares issuable upon conversion of preferred stock                   n/a           n/a      6,896
                                                                  ---------      --------   --------

   Total shares outstanding                                          17,940        17,031     23,509
                                                                  =========      ========   ========
 Fully diluted earnings per share
  before extraordinary item                                          $.73 <F1>     $1.20 <F1>  $1.45 <F2>
                                                                  =========      ========   ========

 Fully diluted earnings per share                                    $.73 <F1>     $0.06 <F1>  $1.45 <F2>
                                                                  =========      ========   ========



 <F1> Fully diluted earnings per share for 1997 and 1996 excludes conversion of preferred stock.
 <F2> Fully diluted earnings per share for 1995 includes conversion of preferred stock.

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